                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 23, 2001 relating to the financial statements and financial highlights, which appears in the February 28, 2001 Annual Report to Shareholders of Prudential Government Income Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
April 25, 2001